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                                                                       EXHIBIT 5

                             MCDERMOTT, WILL & EMERY
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020

                                                              September 30, 1998

KTI, Inc.
7000 Boulevard East
Guttenberg, New Jersey 07093

         Re: Resale of up to an aggregate of 2,930,291 shares of common stock, no par value (the "Common Stock"), of KTI, Inc., a New Jersey corporation (the "Company"), consisting of (a) 1,714,285 shares of Common Stock previously issued by the Company (the "FCR Issued Shares") to the securityholders (the "Holders") of FCR, Inc. ("FCR") in connection with the merger (the "Merger") of FCR with and into a subsidiary of the Company, (b) up to 251,289 shares of Common Stock issuable to the Holders as an additional payment in connection with the Merger based upon the earnings of FCR (the "Earnout Shares"), (c) 154,718 shares of Common Stock issued in connection with the acquisition of Atlantic Coast Fibers, Inc and First State Recycling, Inc. (the "Acquisition Issued Shares"), (d) 155,874 shares of Common Stock previously issued upon exercise of warrants and options (the "Issued Shares"), (e) 65,000 shares of Common Stock underlying warrants issued by the Company (the "Warrant Shares"), and (f) 531,250 shares of Common Stock underlying options issued to employees of the Company (the "Option Shares")

Ladies and Gentlemen:

         We have acted as your special counsel in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of the above-captioned securities, which, in the case of the Earnout Shares, may be issued as an additional payment to the Holders in connection with the Merger and, in the case of the Warrant Shares and Options, may be issued upon exercise of warrants and options, and, in each case, then offered for sale from time to time by selling shareholders.

         In arriving at the opinions expressed below we have examined the Registration Statement, the Agreement and Plan of Merger, dated July 22, 1998 (the "Merger Agreement"), by and among the Company, KTI Acquisition Sub, Inc., FCR and the Holders, the acquisition agreements relating to Atlantic Coast Fibers, Inc. and First State Recycling, Inc., the warrant agreements relating to the Warrant Shares (the "Warrant Agreements"), the option agreements relating to the Option Shares (the "Option Agreements"), resolutions of the Board of Directors of the Company relating to the issuance of the above-referenced securities, and such other documents as we have deemed necessary to enable us to express the opinions hereinafter set forth. We have also reviewed such questions of law as we considered necessary or appropriate for the purposes of such opinions. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed
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appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and, to the extent specifically referred to herein, the New Jersey Business Corporation Act (the "NJBCA"). While we are not licensed to practice law in the State of New Jersey, we have reviewed applicable provisions of the NJBCA as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to New Jersey Law.

         Based upon and subject to the foregoing, we are of the opinion that, the FCR Issued Shares, the Acquisition Issued Shares and the Issued Shares are, and the Earnout Shares, Warrant Shares and Option Shares, when issued in accordance with the terms of the Merger Agreement, Warrant Agreements and Option Agreements, respectively, will be, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ McDermott, Will & Emery